UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA	95126
(Address of principal executive offices)	(Zip Code)

(408) 882-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2016, Vocera Communications, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, each of the members (the “Sellers”) of Extension, LLC, an Indiana limited liability company (“Extension Healthcare”) and the Sellers Representative named therein, pursuant to which, and also on October 27, 2016, the Company purchased 100% of the membership interests of Extension Healthcare and Extension Healthcare became a wholly owned subsidiary of the Company (the “Acquisition”). Extension Healthcare provides clinical, event-driven communication and workflow collaboration software for the hospital environment.

Pursuant to the terms of the Purchase Agreement, the Company paid, or will pay, to the Sellers, approximately $55,000,000 in cash (the “Purchase Price”). The Purchase Price includes a $2,500,000 cash retention plan established for Extension Healthcare management, and is subject to customary adjustments for cash, debt and transaction expenses. At the closing of the Acquisition, $6,875,000 of the Purchase Price was placed in escrow as partial security for the indemnification obligations of the Sellers pursuant to the terms of the Purchase Agreement. The Company funded the cash payments required to complete the Acquisition with cash on hand.

As part of the Acquisition the Company will issue restricted stock units totaling approximately 300,000 shares of Company common stock to approximately 140 Extension Healthcare employees who will join the Company. These restricted stock units will vest over three years after the closing of the Acquisition. The restricted stock units will be made from an inducement plan for the Acquisition adopted by the Company’s Board of Directors without shareholder approval pursuant to the inducement exemption provided under the NYSE listing rules.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

See the disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On October 27, 2016, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.01.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file financial information required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

The Company intends to file pro forma financial information required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d) Exhibits.

Exhibit Number	Description

99.01	Press release dated October 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: October 27, 2016	By:	/s/ Justin Spencer
Justin Spencer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press release dated October 27, 2016